EXHIBIT 99.1

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, MA 01880

Phone: 781/224-0880	Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS

REPORTS SECOND QUARTER AND FIRST HALF 2004 RESULTS

WAKEFIELD, MASSACHUSETTS, August 2, 2004 - American Dental Partners, Inc. (NASDAQ:ADPI) announced financial results today for the quarter and six-month period ended June 30, 2004.

Comparing the second quarter of 2004 with the second quarter of 2003:

•	Net revenue was $45,044,000 as compared to $41,012,000, an increase of 10%.

•	Earnings from operations were $4,242,000 as compared to $3,321,000, an increase of 28%.

•	Net earnings were $2,319,000 as compared to $1,664,000, an increase of 39%.

•	Diluted net earnings per share were $0.29 as compared to $0.22, an increase of 32%.

•	Diluted cash net earnings per share were $0.37 as compared to $0.31, an increase of 19%.

Comparing the first six months of 2004 with the first six months of 2003:

•	Net revenue was $89,108,000 as compared to $80,044,000, an increase of 11%.

•	Earnings from operations were $8,117,000 as compared to $5,848,000, an increase of 39%.

•	Net earnings were $4,383,000 as compared to $2,835,000, an increase of 55%.

•	Diluted net earnings per share were $0.55 as compared to $0.38, an increase of 45%.

•	Diluted cash net earnings per share were $0.72 as compared to $0.55, an increase of 31%.

Patient revenue of the Company’s affiliated dental group practices, which is not consolidated with the Company’s financial results and is a non-GAAP financial measure, was $68,882,000 for the quarter as compared to $61,473,000 for the prior year’s same quarter, an increase of 12%. Same market revenue growth for the Company’s affiliated dental group practices as measured by patient revenue was 11% for the quarter.

For the quarter cash flow from operations was $6,377,000, capital expenditures were $1,544,000 and amounts paid for acquisitions and affiliations were $1,889,000. The Company expanded four facilities during the quarter and also completed affiliations with practices that were combined with its existing affiliated dental group practices in New York, Pennsylvania and Texas. In addition to the ongoing reinvestment in its business, the Company reduced indebtedness by $3,857,000 during the quarter.

Cash net earnings per share, patient revenue, total revenue and same-market revenue growth are non-GAAP financial measures. In accordance with the requirement of SEC Regulation G, please see the attached financial tables for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measures and all additional reconciliations required by Regulation G.

For further discussion of these events and a comprehensive review of the second quarter ended June 30, 2004, the Company will host its previously announced conference call on Tuesday, August 3, 2004 at 10:00 a.m. EST, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com and www.streetevents.com approximately two hours after the call through 6:00 p.m. EST Tuesday, August 10, 2004.

American Dental Partners is one of the nation’s leading business partners to dental groups. The Company is affiliated with 19 dental groups which have 176 dental facilities with approximately 1,554 operatories located in 17 states.

Note: Some of the information in this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. Such forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied. Certain factors that might cause such a difference include, among others, the Company’s risks associated with overall or regional economic conditions, contracts its affiliated dental group practices have with third party payors and the impact of any terminations or potential terminations of such contracts, the cost of and access to capital, the fluctuations in labor markets, the Company’s acquisition and affiliation strategy, management of rapid growth, dependence upon affiliated dental group practices, dependence upon service agreements and government regulation of the dental industry. Additional risks, uncertainties and other factors are set forth in the “Risk Factors” section of the Company’s Registration Statement on Form S-4 (File No. 333-56941).

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net revenue	$45,044	$41,012	$89,108	$80,044
Operating expenses:
Salaries and benefits	19,189	17,886	38,462	35,428
Lab fees and dental supplies	7,205	6,875	14,360	13,386
Office occupancy expenses	5,181	5,027	10,345	9,957
Other operating expenses	4,165	3,714	8,324	7,336
General corporate expenses	2,480	1,773	4,400	3,353
Depreciation expense	1,479	1,360	2,915	2,640
Amortization of intangible assets	1,103	1,056	2,185	2,096

Total operating expenses	40,802	37,691	80,991	74,196

Earnings from operations	4,242	3,321	8,117	5,848
Interest expense, net	392	628	857	1,261

Earnings before income taxes	3,850	2,693	7,260	4,587
Income taxes	1,531	1,029	2,877	1,752

Net earnings	$2,319	$1,664	$4,383	$2,835

Net earnings per common share:
Basic	$0.31	$0.23	$0.59	$0.39

Diluted	$0.29	$0.22	$0.55	$0.38

Weighted average common shares outstanding:
Basic	7,537	7,312	7,464	7,289

Diluted	8,057	7,557	7,961	7,538

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,812	$1,895
Receivables due from affiliated dental group practices	14,743	16,611
Other current assets	5,755	5,376

Total current assets	22,310	23,882

Property and equipment, net	35,199	35,216

Other non-current assets:
Goodwill, net	5,095	5,095
Intangible assets, net	83,727	83,843
Other assets	915	1,036

Total non-current assets	89,737	89,974

Total assets	$147,246	$149,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$19,012	$18,559
Current maturities of debt	1,302	1,407

Total current liabilities	20,314	19,966

Non-current liabilities:
Long-term debt	33,357	42,319
Other liabilities	12,929	12,895

Total non-current liabilities	46,286	55,214

Total liabilities	66,600	75,180

Commitments and contingencies
Stockholders’ equity	80,646	73,892

Total liabilities and stockholders’ equity	$147,246	$149,072

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures

	Three Months Ended June 30,
	2004	2003	% Growth
Reconciliation of total revenue to net revenue and patient revenue same market growth (1)
Patient revenue:
Dental group practices affiliated with the Company in both periods of comparison (2)	$66,155	$59,465	11%
Dental group practices that completed affiliations with the Company during periods of comparison	2,727	2,008	36%

Total	68,882	61,473	12%
Other revenue	1,307	1,741	-25%

Total revenue	70,189	63,214	11%
Amounts retained by affiliated dental group practices	25,145	22,202	13%

Net revenue	$45,044	$41,012	10%

	Three Months Ended June 30, 2004			Three Months Ended June 30, 2003
	Amount	% of Our Net Revenue (1)	% of Total Revenue (1)	Amount	% of Our Net Revenue (1)	% of Total Revenue (1)
Patient revenue	$68,882		98.1%	$61,473		97.2%
Other revenue	1,307		1.9	1,741		2.8

Total revenue	70,189		100.0	63,214		100.0
Amounts retained by affiliated dental group practices	25,145		35.8	22,202		35.1

Net revenue	45,044	100.0%	64.2	41,012	100.0%	64.9
Salaries and benefits	19,189	42.6	27.3	17,886	43.6	28.3
Lab fees and dental supplies	7,205	16.0	10.3	6,875	16.8	10.9
Office occupancy expenses	5,181	11.5	7.4	5,027	12.3	8.0
Other operating expenses	4,165	9.2	5.9	3,714	9.1	5.9
General corporate expenses	2,480	5.5	3.5	1,773	4.3	2.8
Depreciation expense	1,479	3.3	2.1	1,360	3.3	2.2
Amortization of intangible assets	1,103	2.4	1.6	1,056	2.6	1.7

Total operating expenses	40,802	90.6	58.1	37,691	91.9	59.6

Earnings from operations	4,242	9.4	6.0	3,321	8.1	5.3
Interest expense, net	392	0.9	0.6	628	1.5	1.0

Earnings before income taxes	3,850	8.5	5.5	2,693	6.6	4.3
Income taxes	1,531	3.4	2.2	1,029	2.5	1.6

Net earnings	$2,319	5.1%	3.3%	$1,664	4.1%	2.6%

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands, except per share amounts)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Reconciliation of net earnings, as reported, to cash net earnings: (3)
Net earnings (as reported)	$2,319	$1,664	$4,383	$2,835
Add: Amortization of intangible assets, net of tax	664	653	1,320	1,295

Cash net earnings	$2,983	$2,317	$5,703	$4,130

Weighted average common shares outstanding	8,057	7,557	7,961	7,538

Diluted net earnings per share	$0.29	$0.22	$0.55	$0.38

Diluted cash net earnings per share (3)	$0.37	$0.31	$0.72	$0.55

(1)	Patient and total revenue are not measures of financial performance under GAAP. Total revenue includes patient revenue of the Company’s affiliated dental group practices, for which their results of operations are not consolidated into the Company’s financial statements. The Company uses these and other non-GAAP financial measures to analyze operating trends and to help manage its business. The Company believes that total revenue and patient revenue and the expense ratios derived from total revenue are useful measures to analyze operating trends.
(2)	Same market revenue excludes affiliations in new market that occurred during the periods of comparison. Same market patient revenue is comprised of revenue of the Company’s affiliated dental group practices, which are not consolidated into the Company’s financial statements. The Company believes that same market patient revenue growth is important for understanding its financial performance.
(3)	Diluted cash net earnings and diluted cash net earnings per share are not measures of financial performance under GAAP. Diluted cash net earnings excludes amortization expense related to intangible assets, net of tax. The Company incurs significant amortization expense related to its service agreements while many companies, both in the same industry and other industries, no longer amortize significant portion of their intangible assets pursuant to Statement of Financial Accounting Standards No. 142 – Goodwill and Other Intangible Assets. The Company believes that diluted cash net earnings and diluted cash net earnings per share are important financial measures for understanding its relative financial performance.